As filed with the Securities and Exchange Commission on September 5, 2008

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAIC, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-3562868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 CAMPUS POINT DRIVE

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices) (Zip Code)

2006 Employee Stock Purchase Plan

(Full title of the plan)

DOUGLAS E. SCOTT, ESQ.

Executive Vice President, General Counsel and Secretary

SAIC, Inc.

10260 Campus Point Drive

San Diego, California 92121

(858) 826-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Class A preferred stock, par value $0.0001 per share(1)(2)	16,503,585 shares	$19.515	$322,067,461.20	$12,657.25
Common stock, par value $0.0001 per share(1) (2)

(1)	This Registration Statement registers an aggregate of 16,503,585 shares of class A preferred and common stock of Registrant that were automatically added to the shares authorized for issuance under the SAIC, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) pursuant to an “evergreen” provision contained in the Plan. Shares of class A preferred stock or of common stock may be issued under the Plan. Shares of class A preferred stock are convertible into common stock. In addition, this Registration Statement covers an indeterminate number of shares of common stock issuable on conversion of class A preferred stock. No separate consideration will be received for the common stock that is issuable upon conversion of the class A preferred stock.

(2)	This Registration Statement also covers, pursuant to Rule 416(a) under the Securities Act of 1933, any additional shares of class A preferred stock and common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction in accordance with the adjustment provisions of the Plan.

(3)	The class A preferred stock is not publicly traded, but each share is convertible into one share of common stock. Therefore, the registration fee for the class A preferred stock and the common stock has been determined, in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, on the basis of $19.515, the average of the high and low prices of the common stock on the New York Stock Exchange on September 3, 2008.

EXPLANATORY NOTE

This Registration Statement is filed by SAIC, Inc. (the “Registrant”) to register 16,503,585 shares of class A preferred and common stock of Registrant (the “Stock”) for issuance pursuant to the 2006 Employee Stock Purchase Plan (the “Plan”), which shares are in addition to those previously registered on Form S-8 (File No. 333-138095) filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2006, as amended by Post-Effective Amendment No. 1 to Form S-8 filed with the Commission on October 12, 2007 (the “Original Registration Statement”). Pursuant to General Instruction E to Form S-8, the Registrant incorporates herein by reference the contents of such previously filed Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by SAIC, Inc. are hereby incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended January 31, 2008, filed with the Commission on March 28, 2008, as amended by the Annual Report on Form 10-K/A for the fiscal year ended January 31, 2008, filed with the Commission on September 3, 2008;

(b)	Quarterly Report on Form 10-Q for the quarter ended April 30, 2008, filed with the Commission on June 4, 2008, as amended by the Quarterly Report on Form 10-Q/A for the quarter ended April 30, 2008, filed with the Commission on September 3, 2008.

(c)	Quarterly Report on Form 10-Q for the quarter ended July 31, 2008, filed with the Commission on September 4, 2008;

(d)	Current Reports on Form 8-K filed with the Commission on February 7, 2008, March 25, 2008, April 24, 2008; June 3, 2008; August 13, 2008 and September 3, 2008; and

(e)	Description of the class A preferred stock, par value $.0001 per share, and common stock, par value $.0001 per share contained in Amendment No. 5 to Registration Statement on Form S-1 (Registration No. 333-128021), which was filed with the Commission on October 2, 2006.

All documents filed by us with the Commission (other than, in each case, documents deemed to have been furnished and not filed in accordance with Commission rules) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of the shares of class A preferred stock and common stock offered hereby has been passed upon for us by Douglas E. Scott, Executive Vice President, General Counsel and Secretary of the Registrant. As of September 2, 2008, Mr. Scott owned of record 191,892.275 shares of class A preferred stock, had the right to acquire an additional 239,994 shares of class A preferred stock and 200,000 shares of common stock pursuant to previously granted stock options and beneficially owned a total of 72,312.594 shares of class A preferred stock and 402.017 shares of common stock through the retirement plan and key executive stock deferral plan of the Registrant and its subsidiary.

Item 8.	Exhibits

Exhibit No.	Description of Exhibit

5.1*	Opinion of Douglas E. Scott, Esq.

23.1	Consent of Douglas E. Scott, Esq. (contained in Exhibit 5.1 hereto).

23.2*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 5, 2008.

SAIC, INC.

By	/S/ KENNETH C. DAHLBERG
Kenneth C. Dahlberg
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Douglas E. Scott and Mark W. Sopp power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KENNETH C. DAHLBERG Kenneth C. Dahlberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 5, 2008

/S/ MARK W. SOPP Mark W. Sopp	Chief Financial Officer (Principal Financial Officer)	September 5, 2008

/S/ JOHN R. HARTLEY John R. Hartley	Controller (Principal Accounting Officer)	September 5, 2008

France A. Córdova	Director

/S/ WOLFGANG H. DEMISCH Wolfgang H. Demisch	Director	September 5, 2008

/S/ JERE A. DRUMMOND Jere A. Drummond	Director	September 5, 2008

/S/ JOHN J. HAMRE John J. Hamre	Director	September 5, 2008

/S/ MIRIAM E. JOHN Miriam E. John	Director	September 5, 2008

Signature	Title	Date

/S/ ANITA K. JONES Anita K. Jones	Director	September 5, 2008

/S/ JOHN P. JUMPER John P. Jumper	Director	September 5, 2008

/S/ HARRY M. JANSEN KRAEMER, JR. Harry M. Jansen Kraemer, Jr.	Director	September 5, 2008

Edward J. Sanderson, Jr.	Director

/S/ LOUIS A. SIMPSON Louis A. Simpson	Director	September 5, 2008

/S/ A. THOMAS YOUNG A. Thomas Young	Director	September 5, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1*	Opinion of Douglas E. Scott, Esq.

23.1	Consent of Douglas E. Scott, Esq. (contained in Exhibit 5.1 hereto).

23.2*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith